UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                             ACME UNITED CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement if
                           other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------
      2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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      4) Proposed maximum aggregate value of transaction:

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      5) Total fee paid:

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[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided  by Exchange  Act
      Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

         ----------------------------------------------------------------------
      2) Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------
      3) Filing Party:

         ----------------------------------------------------------------------
      4) Date Filed:

         ----------------------------------------------------------------------

March 27, 2007




Dear Fellow Shareholder:

On behalf of your Board of Directors and Management, I cordially invite you to attend the Annual Meeting of Shareholders of Acme United Corporation scheduled to be held on Monday, April 23, 2007 at 11:00 A.M., local time, at the American Stock Exchange, 86 Trinity Place, New York, New York. I look forward to greeting personally those shareholders able to attend.

At the Meeting, shareholders will be asked to elect eight directors to serve for a one-year term and to approve amendments to the 2005 Non-Salaried Director Stock Option Plan and the Company's Employee Stock Option Plan to increase the number of shares authorized to be issued under each of the plans. Information regarding these matters is set forth in the accompanying Notice of Annual Meeting and Proxy Statement to which you are urged to give your prompt attention.

It is important that your shares be represented and voted at the Meeting. Whether or not you plan to attend, please take a moment to sign, date and promptly mail your proxy card in the enclosed prepaid envelope. This will not limit your right to vote in person should you attend the Meeting.

On behalf of your Board of Directors, thank you for your continued support and interest in Acme United Corporation.

Sincerely,


Walter C. Johnsen
Chairman and Chief Executive Officer

                                      (1)

Acme United Corporation
60 Round Hill Road
Fairfield, Connecticut 06824

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON MONDAY, APRIL 23, 2007

To our Shareholders: The Annual Meeting of Shareholders (the "Meeting") of Acme United Corporation, a Connecticut Corporation, (the "Company") will be held on Monday, April 23, 2007, at 11:00 A.M., local time, at the American Stock Exchange, 86 Trinity Place, New York, New York, for the following purposes:

         1.     To elect eight (8) Directors of the Company;

         2. To consider and vote upon an amendment to the 2005 Non-Salaried Director Stock Option Plan to increase the number of shares authorized to be issued thereunder from 50,000 to 90,000, an increase of 40,000 shares;

         3. To consider and vote upon an amendment to the Company's Employee Stock Option Plan to increase the number of shares authorized to be issued thereunder from 300,000 to 460,000, an increase of 160,000 shares; and

         4. To transact such other business as may properly come before the Meeting.

Shareholders of record at the close of business on March 6, 2007 are entitled to receive notice of and to vote at the Meeting and at any adjournment thereof.

You are cordially invited to attend the Meeting. Please carefully read the attached Proxy Statement for information regarding the matters to be considered and acted upon at the Meeting. We hope that you will attend the Meeting.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN POSTAGE-PAID ENVELOPE. No additional postage need be affixed to the return envelope if mailed in the United States. If you attend the Meeting, you may withdraw your proxy and vote in person by ballot.

                                           By Order of the Board of Directors,


                                           Paul G. Driscoll
                                           Vice President and Chief Financial
                                           Officer, Secretary and Treasurer

March 27, 2007
Fairfield, Connecticut

                                      (2)

Acme United Corporation
60 Round Hill Road
Fairfield, Connecticut 06824


                  ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                 April 23, 2007

                                 PROXY STATEMENT

         This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy Card are being furnished in connection with the solicitation of proxies by the Board of Directors of Acme United Corporation, a Connecticut Corporation, (the "Company") to be used at the Annual Meeting of Shareholders of the Company, to be held April 23, 2007, at 11:00 A.M., local time, at the American Stock Exchange, 86 Trinity Place, New York, New York or at any adjournment thereof (the "Meeting"). This Proxy Statement and the enclosed Proxy Card are being furnished on or about March 28, 2007 to all holders of record of the Company's Common Stock, par value $2.50 per share, (the "Common Stock") as of the close of business on March 6, 2007. A copy of the Company's 2006 Annual Report to Shareholders, including consolidated financial statements for the fiscal year ended December 31, 2006, accompanies this Proxy Statement.

         At the Meeting, shareholders will:

     o   elect eight (8) Directors to serve until the next annual meeting;

     o consider and vote upon a proposal to amend the 2005 Non-Salaried Director Stock Option Plan (Proposal 2) to increase the number of shares authorized to be issued under the plan from 50,000 to 90,000, an increase of 40,000 shares; and

     o consider and vote upon a proposal to amend the Company's Employee Stock Option Plan (Proposal 3) to increase the number of shares authorized to be issued under the plan from 300,000 to 460,000, an increase of 160,000 shares.

                    Voting Securities, Record Date and Quorum

         Record Date. The Board of Directors has fixed the close of business on March 6, 2007, as the record date (the "Record Date") for determination of shareholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 3,538,833 shares of Common Stock issued and outstanding and there were no other voting securities of the Company outstanding.

         Quorum. The presence at the Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the Meeting. Each outstanding share of Common Stock entitles the record holder thereof to one vote. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate, but are counted in determining the presence of a quorum.

                                      (1)

         Election of Directors. Assuming the presence of a quorum, a plurality of the votes cast at the Meeting is required to elect each of the nominees for Director. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.

         Amendment of the Stock Option Plans. To be approved, each of the proposals to increase the number of shares which are authorized for issuance upon exercise of options granted under the 2005 Non-Salaried Director Stock Option Plan and under the Employee Stock Option Plan must receive the affirmative vote of a majority of the shares of Common Stock cast in person or by proxy at the Meeting. Uninstructed shares are not entitled to vote on these proposals; accordingly, broker non-votes will not affect the outcome of the vote on these proposals. Abstentions also will not affect the outcome of the vote on these proposals.

                    Voting Rights and Solicitation of Proxies

         Eligible shareholders of record may vote at the Meeting in person or by means of the enclosed Proxy Card. You may specify your voting choices by marking the appropriate boxes on the Proxy Card. The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to or at the Meeting, will be voted in accordance with the instructions specified thereon. If you properly sign and return your Proxy Card, but do not specify your choices, your shares will be voted by the proxy holders as recommended by the Board of Directors.

         The Board of Directors encourages you to complete and return the Proxy Card even if you expect to attend the Meeting. You may revoke your proxy at any time before it is voted at the Meeting by giving written notice of revocation to the Secretary of the Company, by submission of a proxy bearing a later date or by attending the Meeting in person and casting a ballot.

         The proxy holders, Walter C. Johnsen and Susan H. Murphy, will vote all shares of Common Stock represented by Proxy Cards that are properly signed and returned by shareholders. The Proxy Card also authorizes the proxy holders to vote the shares represented in their sole discretion with respect to any matters not included in this Proxy Statement that may properly be presented for consideration at the Meeting. YOU MUST RETURN A SIGNED PROXY CARD IF YOU WANT THE PROXY HOLDERS TO VOTE YOUR SHARES OF COMMON STOCK.

         The cost of soliciting proxies will be borne by the Company. Following the mailing of proxy solicitation materials, proxies may be solicited by directors, officers and employees of the Company and its subsidiaries personally, by telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. In addition, the Company will reimburse brokers, custodians, nominees and other persons holding shares of Common Stock for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies.

                                      (2)

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

The By-laws provide that the Company have a Board of Directors of not less than five or more than nine directors, with the number of directors to be fixed by the Board from time to time. The number of directors is presently fixed at nine. Directors serve until the next annual meeting and until their respective successors have been elected and qualified.

The Board of Directors currently consists of nine directors. One incumbent director, George R. Dunbar, has determined not to stand for reelection. His term as a director will expire at the Meeting; at that time the number of directors will be fixed at eight.

Eight Directors are to be elected at the Meeting to serve for one-year terms until the 2008 Annual Meeting of Shareholders and until their respective successors are elected and qualified. The Board has determined to nominate eight individuals for election to the Board of Directors, each of whom is presently an incumbent director. The Board of Directors knows of no reason why any nominee would be unable to serve as Director. Each nominee has consented to being named as a nominee for director of the Company in this Proxy Statement and to serve if elected. If any nominee should for any reason become unable to serve, then all valid proxies will be voted for the election of a substitute nominee designated by the Board.

The following information about the nominees for election as our Directors is based, in part, upon information furnished by the nominees.

------------------------- -------------------------------------------------- ----------------
Nominees                   Principal Occupation                               Director Since
------------------------- -------------------------------------------------- ----------------
Walter C. Johnsen         Chairman   of  the  Board  and  Chief   Executive        1995
(age 56)                  Officer  of the  Company  since  January 1, 2007;
                          President and Chief Executive Officer of the
                          Company from November 30, 1995 to December
                          31, 2006. Formerly served as Vice Chairman
                          and a principal of Marshall Products, Inc.,
                          a medical supply distributor.
------------------------- -------------------------------------------------- ----------------

                                      (3)

------------------------- -------------------------------------------------- ----------------
Gary D. Penisten          Chairman Emeritus of the Board of the Company            1994
(age 75)                  since January 1, 2007; Chairman of the Board of
                          the Company from February 27, 1996 to
                          December 31, 2006. From 1977 to 1988, he was
                          Senior Vice President of Finance, Chief
                          Financial Officer and a Director of Sterling
                          Drug Inc. From 1974 to 1977 he served as
                          Assistant Secretary (Financial Management)
                          of the United States Navy. Prior to that, he
                          was employed by General Electric Company.
------------------------- -------------------------------------------------- ----------------
Richmond Y. Holden, Jr.   President and Chief Executive Officer of J.L.            1998
(age 53)                  Hammett Co. from 1992 to 2006.  J.L. Hammett Co.
                          established in 1863, was a reseller of
                          educational products through catalogs and
                          retail stores; focusing on the needs of
                          educational institutions. From 1997-2006 he
                          has also served as Chairman of the Board of
                          Ten Corp, a computer upgrade, network
                          services and computer services company.
------------------------- -------------------------------------------------- ----------------
Brian S. Olschan          President and Chief Operating Officer of the             2000
(age 50)                  Company since January 1, 2007; Executive Vice
                          President and Chief Operating Officer of the
                          Company from January 25, 1999 to December
                          31, 2006; Senior Vice President - Sales and
                          Marketing of the Company from September 12,
                          1996 to January 24, 1999; formerly served as
                          Vice President and General Manager of the
                          Cordset and Assembly Business of General
                          Cable Corporation, an electrical wire and
                          cable manufacturer.
------------------------- -------------------------------------------------- ----------------
Stevenson E. Ward III     Vice President and Chief Financial Officer of            2001
(age 61)                  Triton Thalassic Technologies, Inc. since
                          September 2000.  From 1999 thru 2000, Mr. Ward
                          served as Senior Vice President-Administration
                          of Sanofi-Synthelabo, Inc.  He also served as
                          Executive Vice President (1996-1999) and Chief
                          Financial Officer (1994-1995) of Sanofi, Inc.
                          and Vice President, Pharmaceutical Group,
                          Sterling Winthrop, Inc. (1992-1994). Prior to
                          joining Sterling he was employed by General
                          Electric Company.
------------------------- -------------------------------------------------- ----------------

                                      (4)

------------------------- -------------------------------------------------- ----------------
Susan H. Murphy           Vice President for Student and Academic                  2003
(age 55)                  Services, Cornell University since 1994; Dean of
                          Admissions and Financial Aid from 1985 to 1994.
                          Employed at Cornell since 1978. Ms. Murphy
                          received a Ph.D. from Cornell University.
------------------------- -------------------------------------------------- ----------------
 Rex L. Davidson          President and Chief Executive Officer of Goodwill        2006
 (age 57)                 Industries of Greater New York and Northern New
                          Jersey, Inc. and President of Goodwill Industries
                          Housing Corporation since 1982.  Appointed by
                          Mayor Bloomberg to the New York City Workforce
                          Investment Board in 2002. Serves on the Board of
                          the Better Business Bureau Education and Research
                          Foundation.  He also serves on the advisory board
                          for the Stony Brook University MBA Advisory
                          Board.
------------------------- -------------------------------------------------- ----------------
 Stephen Spinelli, Jr.    Vice Provost for Entrepreneurship and Global             2006
 (age 52)                 Management and a member of the Babson College
                          faculty since 1993.  Founder and former Chairman
                          of American Oil Change Corporation (DBA Jiffy
                          Lube).  He consults with a wide array of
                          businesses globally.  His Ph.D. in economics is
                          from Imperial College, University of London
                          (U.K.).
------------------------- -------------------------------------------------- ----------------


Board of Director Meetings and Committees

The Board of Directors had seven meetings in 2006. All Directors attended at least 75% of the aggregate of the total number of the Board meetings and meetings of Committees of which they were a member. The Board of Directors has established standing Executive, Audit, and Compensation Committees, each of which is comprised solely of independent non-employee members of the Board of Directors. The Board of Directors does not have a standing Nominating Committee.

                                      (5)

Independence Determinations

The Board of Directors annually determines the independence of directors. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a material relationship with the Company or otherwise. Material relationships can include commercial, banking, consulting, legal, accounting, charitable, and familial relationships, among others.

Independent directors are directors who, in the view of the Board of Directors, are free of any relationship that would interfere with the exercise of independent judgment. Under American Stock Exchange rules, the following persons shall not be considered independent:

         (a) a director who is or was employed by the Company or any of its affiliates for the current year or any of the past three years;

         (b) a director who accepted or who has an immediate family member who accepted any compensation from the Company or any of its affiliates in excess of $60,000 during any period of twelve consecutive months within the three years preceding the determination of independence (other than compensation for Board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation);

         (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company as an executive officer.

         (d) a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

         (e) a director who is, or has an immediate family member who is employed as an executive of another entity where at any time during the most recent three fiscal years, any of the Company's executive officers serve on that other entity's compensation committee.

         (f) a director who is, or has an immediate family member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.

Immediate family includes a person's spouse, parents, children, sibling, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home.

                                      (6)

Mr. Johnsen, Chairman of the Board also serves as Chief Executive Officer of the Company, and Mr. Olschan, a member of the Board, serves as President and Chief Operating Officer of the Company. The Board has determined that all of the other current directors who are standing for reelection are "independent" within the meaning of the applicable listing standards of the American Stock Exchange. These independent directors are: Mr. Davidson, Mr. Holden, Ms. Murphy, Mr. Penisten, Mr. Spinelli and Mr. Ward.


Executive Committee

The Executive Committee of the Board of Directors is composed of Mr. Penisten as Chairman, and Mr. Dunbar. The function of the Executive Committee is to act for the Board of Directors during the intervals between meetings of the Board. There were no meetings of the Executive Committee in 2006.

Audit Committee

The Audit Committee assists the Board of Directors in overseeing (1) the audit and integrity of our financial statements, (2) the performance of our independent auditors, (3) the adequacy and effectiveness of our accounting, auditing and financial reporting processes, and (4) our compliance with legal and regulatory requirements. The duties of the Audit Committee include the selection and appointment of our independent auditors, including evaluation of their qualifications, performance and independence. The Board of Directors has determined that all members of the Audit Committee are "independent" and "financially literate" within the meaning of the applicable listing standards of the American Stock Exchange. In addition, the Board has determined that Mr. Ward qualifies as an "audit committee financial expert" within the meaning of regulations adopted by the Securities and Exchange Commission and has the financial sophistication required under the listing standards of the American Stock Exchange.

The Committee consists of Mr. Ward, Chairman, Messrs. Davidson, Holden and Spinelli. The Audit Committee meets at least quarterly, and more often as needed. The Committee met six times in 2006. The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed annually by the Audit Committee.

Nominations for Directors

The functions of the Nominating Committee are performed by the whole Board. Board of Director nominations are recommended for the entire Board's selection by a majority of the Board's "independent directors," as such term is defined in
Section 121A of the American Stock Exchange's listing standards.

The Board will consider nominees for directors recommended in writing by shareholders to the Board at least sixty (60) days prior to the annual meeting at which the election of directors is to be held (subject to certain requirements set forth in the by-laws). The nomination should be sent in care of the Secretary at the Company's principal executive office, and should include the name, address, telephone number and resume of his or her business and educational background along with a written statement by the shareholder as to why such person should be considered for election to the Board of Directors.

                                      (7)

The Board follows the same evaluation procedures whether a candidate is recommended by directors or shareholders. In identifying and evaluating nominees for director, the Board considers whether the candidate has the highest ethical standards and integrity and sufficient education, experience and skills necessary to understand and wisely act upon the complex issues that arise in managing a publicly-held company. The Board commences its evaluation of candidates on the basis of materials submitted by or on behalf of the candidate and on the basis of the knowledge of members of the Board and management regarding the candidate. To the extent the Board does not have enough information to evaluate a candidate, the Board may send a questionnaire to the candidate for completion in enough time for Board consideration. In addition, it has historically been customary for some members of the Board to meet with the candidate individually or in small groups.

Compensation Committee

The Compensation Committee of the Board of Directors assists the Board in establishing the compensation policies for cash and equity compensation of our executive officers. The duties of the Committee include evaluating and making recommendations to the Board regarding the compensation and equity incentives and awards for our executive officers and the administration of the Company's Non-Salaried Director Stock Option Plan. The Committee consists of Mr. Holden, Chairman, Messrs. Dunbar and Penisten, and Ms. Murphy. The Committee had three meetings during 2006.

Compensation of Directors

Directors' Cash Fees

Cash Compensation

As described below, the Company provided in 2006 non-employee directors cash compensation consisting of annual fees and fees for Board and committee meetings attended. The Chairman of the Board and each director who chaired a committee received additional compensation to compensate for the additional responsibility and effort associated with the respective position. These fees consisted of:

     o    an annual fee of $14,000 payable quarterly;

     o    $800 for each Board meeting attended;

     o    $800 paid to the Chairman of the Board for each Board meeting;

     o    $600 for each committee meeting attended;

     o $600 to the committee chairpersons for each committee meeting conducted;

     o    an annual fee of $3,200 to the Chairperson of the Audit Committee; and

     o    reimbursement for customary and usual travel expenses.

                                      (8)

Directors' Stock Options

On April 24, 2006, the date of the last annual meeting of shareholders, each non-employee director re-elected to the Board of Directors received an annual option grant, as provided under the 2005 Non-Salaried Director Stock Option Plan, to purchase 2,500 shares of Common Stock with an exercise price of $14.81 per share. Each option was immediately exercisable in full.

Under the Non-Salaried Director Stock Option Plan, each new director, upon becoming a member of the Board of Directors, receives an option to purchase 5,000 shares of Common Stock. On April 24, 2006, the date of the last annual meeting of shareholders, two new non-employee Board members received options to purchase 5,000 shares at an exercise price of $14.81 per share. These options vest as follows: 25% on the day after the date of the grant; 25% one day after first year anniversary of the date of grant; 25% one day after second year anniversary of date of grant; 25% one day after third year anniversary of date of grant.

Attendance at Annual Meetings

While the Company has no formal policy regarding the attendance of Board members at annual meetings of shareholders, director attendance is deemed very important and is strongly encouraged. All eight then incumbent members of the Board attended the 2006 Annual Meeting of Shareholders.

Shareholder Communications with Directors

The Company has established a process for shareholders to send communications to the Board of Directors. Shareholders may send communications to the Board of Directors to the attention of the Secretary, Acme United Corporation, 60 Round Hill Road, Fairfield, Connecticut 06824, who will forward them to all Board members within a reasonable time after receipt. If the shareholder wishes the communication to be sent to one or more specific Board members only, the addressee should be the specific Board member(s), "c/o Secretary", who will then forward the communication to such Board member(s). If one or more specific Board members are not designated for such other communication, the communication will be forwarded to the entire Board.

                                      (9)

                   OWNERSHIP OF ACME UNITED CORPORATION STOCK

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information, as of March 1, 2007, with respect to the beneficial ownership of shares of Common Stock by any person who, to the knowledge of the Company, owns beneficially more than 5% of the outstanding shares of Common Stock of the Company.

--------------------------- --------------------- --------------------- --------------
                                                        Number of
                                                   Beneficially Shares    Percent of
Shareholder                   Type of Ownership         Owned (1)            Class
--------------------------- --------------------- --------------------- --------------
Walter C. Johnsen                  Direct                602,272             16.90
60 Round Hill Road
Fairfield, CT   06824
--------------------------- --------------------- --------------------- --------------
R. Scott Asen                      Direct                371,142             10.49
Asen and Co.
224 East 49th Street
New York, NY   10017
--------------------------- --------------------- --------------------- --------------


SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth certain information, as of March 1, 2007, with respect to the beneficial ownership of shares of Common Stock by (i) each director and nominee for director of the Company; (ii) each executive officer named in the Summary Compensation Table appearing below under "Executive Compensation"; and (iii) all executive officers and directors as a group. The persons shown have sole voting and investment power in these shares except as shown in the footnotes below.

The address of each person who is an officer or director of the Company is 60 Round Hill Road, Fairfield, CT 06824.

-------------------------------------- -------------------------- -----------
Name and Address of Beneficial Owner        Number of Shares        Percent
                                         Beneficially Owned (1)
-------------------------------------- -------------------------- -----------
James A. Benkovic (2)                            25,250                *
-------------------------------------- -------------------------- -----------
Larry H. Buchtmann (3)                           56,000               1.56
-------------------------------------- -------------------------- -----------

                                      (10)

-------------------------------------- -------------------------- -----------
Rex L. Davidson (4)                               2,500                *
-------------------------------------- -------------------------- -----------
Paul G. Driscoll (5)                             39,179               1.10
-------------------------------------- -------------------------- -----------
George R. Dunbar (6)                             47,809               1.35
-------------------------------------- -------------------------- -----------
Richmond Y. Holden, Jr. (7)                      40,772               1.14
-------------------------------------- -------------------------- -----------
Walter C. Johnsen (8)                           602,272              16.90
-------------------------------------- -------------------------- -----------
Susan M. Murphy (9)                              15,006                *
-------------------------------------- -------------------------- -----------
Brian S. Olschan (10)                           119,750               3.30
-------------------------------------- -------------------------- -----------
Gary D. Penisten (11)                           108,000               3.03
-------------------------------------- -------------------------- -----------
Stephen Spinelli, Jr. (4)                         2,500                *
-------------------------------------- -------------------------- -----------
Stevenson E. Ward III (12)                       18,200                *
-------------------------------------- -------------------------- -----------
Executive Officers and Directors              1,077,238              27.94
as a Group (12 persons)
-------------------------------------- -------------------------- -----------

                                                                 *Less than 1.0%

(1) Based on a total of 3,538,833 outstanding shares as of March 1, 2007. Under applicable rules promulgated under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of shares of Common Stock if, among other things, he or she directly or indirectly has or shares voting power or investment power with respect to such shares. A person is also considered to beneficially own shares of Common Stock which he or she does not actually own but has the right to acquire presently or within the next sixty (60) days, by exercise of stock options or otherwise.

(2)      Includes 25,250 shares issuable upon exercise of options.

(3)      Includes 55,000 shares issuable upon exercise of options.

(4)      Includes 2,500 shares issuable upon exercise of options.

(5)      Includes 36,000 shares issuable upon exercise of options.

(6)      Includes 12,500 shares issuable upon exercise of options.

(7)      Includes 30,000 shares issuable upon exercise of options.

(8)      Includes 25,000 shares issuable upon exercise of options.

(9)      Includes 11,500 shares issuable upon exercise of options.

                                      (11)

(10)     Includes 88,750 shares issuable upon exercise of options.

(11)     Includes 22,500 shares issuable upon exercise of options.

(12)     Includes 5,000 shares issuable upon exercise of options.



                             EXECUTIVE COMPENSATION

                      COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Policy
-----------------------------

         Our compensation policies and programs for our executive officers are designed to support the overall objective of enhancing value for our shareholders. To achieve this objective, it is critical that we be able to attract, motivate, reward and retain highly qualified and productive individuals. This is to be accomplished by:

          o directly relating compensation to both Company and individual performance;

          o structuring compensation levels to be externally competitive and internally equitable;

          o enabling key employees to share in the future success of the Company by acquiring equity interests in the Company; and

          o designing compensation programs to provide an optimal combination of costs to the Company and value to our employees.

         In 2006, the compensation and benefits for our executive officers consisted of four components:

          o    base salary;

          o    a cash incentive bonus award;

          o    stock option awards; and

          o    a benefits package.

We believe that this program balances cash and equity compensation and the mix of currently-paid and longer-term compensation in a way that furthers the compensation objectives described above. A description of each of the elements of our executive compensation program is set forth below, together with a description of how each element relates to the policies and objectives outlined above.

                                      (12)

Base Salary
-----------

         Base salary is the fixed element of our executive officers' annual cash compensation. The base salaries for our officers are set annually and reflect the following factors pertaining to each officer:

          o performance during the prior year and historical, long-term performance;

          o    skills and experience;

          o    the level and scope of responsibility; and

          o relative pay differences among different officer levels within the Company.

         We also consider external factors in determining base salaries for our officers. These include the following:

          o    cost of living in the areas in which our executives reside; and

          o the significant level of competition for outstanding senior executives.

         In determining appropriate base salary levels for our Chief Executive Officer and the other executive officers named in the Summary Compensation Table, below, the Committee historically has reviewed the results of relevant published studies regarding compensation of executive officers. The Committee has also reviewed selected compensation data for similar positions published by public companies. Based on the current and historical knowledge of the Committee and its reviews and analyses of data which it deemed relevant, as described above, the Committee believes that it had information available to it sufficient for its recommendations to the Board of Directors regarding executive compensation.

         In setting base salaries for the Company's executive officers in 2006, the Committee and the Board gave considerable weight to the Company's strong results in 2005. The Company's net sales for the year increased by 15%. Excluding a non-recurring charge recorded in the third quarter of 2005, earnings per share for 2005 increased to a record $1.02 per diluted share. The Company also had strong returns on investment and on assets.

         In setting the base salary of Mr. Johnsen for 2006, the Board, upon recommendation by the Committee, considered the Company's strong performance in 2005 and Mr. Johnsen's accomplishment of objectives which he and the Committee had established in early 2005. The Board also recognized Mr. Johnsen's continued strong leadership. Accordingly, Mr. Johnsen's annual base salary was increased by 11.1 percent, effective May 1, 2006.

         The Committee reviewed similar considerations for each of the other named executive officers. As a result of its review, the Committee recommended, and the Board approved, annual salary increases for the other named executive officers ranging from 6.0 percent to 11.3 percent, effective May 1, 2006.

                                      (13)

Cash Bonus Plan
---------------

         Our executive officers are eligible to receive cash incentive awards under our Officers' Cash Bonus Plan upon the achievement of both Company and individual performance objectives. These awards are paid from a bonus pool which is a component of the Company's annual budget established by the Board of Directors. The Company generally makes cash awards under this Plan if the Company achieves the minimum level of net income set for the applicable year. However, the Company may make awards at its discretion if the minimum levels of net income are not attained due to unusual circumstances, but where the performance of individual executive officers merit such awards. The Company will pay higher bonus amounts if net income exceeds various threshold levels above the base minimum level, subject, however, to budgetary considerations which arise as the year progresses. The net income levels are set on an annual basis.

         During 2006, the Chief Executive Officer proposed bonus awards and reviewed them with the Chairman of the Compensation Committee and subsequently with the full Compensation Committee. The individual awards were based, primarily, on accomplishments toward objectives established at the beginning of the year. The Chief Executive Officer provided written summaries of accomplishments to the members of the Compensation Committee. The individual awards proposed by the Compensation Committee were presented to the independent directors of the full Board for final approval.

Equity Incentives - Stock Options
---------------------------------

         The Company's stock option program is administered by the Board of Directors, which acts upon recommendations of the Compensation Committee. The purpose of the Company's stock option program is to facilitate the acquisition of equity interests in the Company by its key employees and thus their sharing in the future success of the Company's business. Accordingly, the stock option program is intended as a means not only of attracting and retaining outstanding management personnel but also of promoting a closer identity of interests between employees and shareholders.

         Stock options align employee interests with the interests of shareholders because employees are able to benefit from the exercise of stock options only if the price of our stock increases over time. The options granted by the Company to employees historically have had a term of ten years and vest over a period presently set at four years. These characteristics encourage employees to focus on long-term growth. In addition, the vested portions of unexercised options are forfeited thirty (30) days after the termination of employment if the employee leaves the Company for any reason other than death, disability or retirement. The vesting and forfeiture requirements are intended to help the Company retain key employees. The Company does not re-price options; likewise, if the stock price declines after the grant date, we do not replace options.

         The Company generally seeks to award stock options annually to executive officers and other key employees up to a total maximum amount which the Board deems to be prudent, taking into account factors such as:

                                      (14)

          o    the total number of shares of common stock outstanding;

          o the total number of shares of common stock which remain available for grant under the Company's various stock option plans; and

          o the need to have an appropriate balance between currently-paid and longer-term compensation and between cash and equity compensation.

         The Company generally grants options to employees at regularly scheduled meetings of the Board of Directors. Special circumstances, such as entering into new employment arrangements and making promotions may result in grants of options from time-to-time throughout the year at the discretion of the Board upon the recommendation of the Committee.

         The Company may grant both incentive stock options (ISOs) and non-qualified stock options. However, commencing in July 2006, the Company has granted only non-qualified stock options to its employees.

         Options granted to employees historically had a vesting period of three years. In June 2006, the Company determined to lengthen the vesting period of options from three to four years. This action is intended to further encourage employees to focus on long-term growth and to enhance the retention feature of the options.

         Since the employees eligible to receive options under its stock option plan will be those who are in a position to make important and direct contributions to the success of the Company, the Board believes that the grant of options under the plan has been and will continue to be in the best interests of the Company.

Perquisites
-----------

         We have not provided significant perquisites or similar personal benefits to our executive officers. The Company historically has reimbursed its Chief Executive Officer for a small amount of out-of-pocket health care costs.

Employee Benefits
-----------------

         The Company provides core employee benefits, including medical and dental coverage, disability insurance and life insurance. The benefits available are the same for all executive officers.

Retirement Benefit Plans
------------------------

         401(k) Plan
         -----------

         The Acme United Corporation 401(k) Profit Sharing Plan, or 401(k) plan, is the primary retirement benefit offered to all United States employees of the Company. Participants may generally contribute to the Plan annually up to the maximum amount permitted under the Internal Revenue Code - $15,000 in 2006 ($20,000 for persons over age 50). The Company provides to participants a matching contribution equal to fifty percent of the first six percent of the participant's eligible compensation not to exceed limits on eligible compensation imposed by the Internal Revenue Code - $220,000 in 2006.

                                      (15)

         Pension Plan
         ------------

         Our United States employees hired prior to July 1, 1993 are covered by a funded defined benefit plan ("Pension Plan"). Benefits under the Pension Plan are based on years of service and the average compensation of the highest three consecutive years during the last ten (10) years of employment.

         In December 1995, the Board of directors adopted a resolution to freeze the Pension Plan resulting in no further benefit accruals after February 1, 1996. With the exception of James A. Benkovic, none of the Named Executive Officers is a participant of the Pension Plan. Information regarding the annual life benefit for Mr. Benkovic is set forth in the "Pension Benefits" table which appears below in this proxy statement. A detailed discussion of the Pension Plan accompanies the "Pension Benefits" table.

Compensation Committee
----------------------

         The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the Company's management. Based on the review and discussions, the Compensation and Benefits Committee recommended to the Company's Board of Directors that the CD&A be included in these Proxy Materials.

                                            Compensation Committee

                                            Richard Y. Holden, Jr., Chairman

                                            George R. Dunbar, Vice Chairman

                                            Susan M. Murphy

                                            Gary D. Penisten

                                      (16)

Summary Compensation Table

The following table sets forth information concerning the compensation of the Company's Principal Executive Officer (PEO), Principal Financial Officer (PFO), and each of the three other most highly compensated executive officers (NEOs) of the Company for the fiscal year ended December 31, 2006. These five officers are referred to as named executive officers, or NEOs.

                                                                                                All Other
                                                             Bonus         Option Awards       Compensation         Total
Name and Principal Position     Year       Salary ($)       ($) (1)           ($) (2)               ($)               ($)

Walter C. Johnsen               2006        $386,154        $100,000          $32,320           $19,619 (3)        $538,093
President & Chief
Executive Officer

Brian S. Olschan                2006        $333,035        $ 75,000          $25,890           $ 8,127 (4)        $442,052
Executive Vice President &
Chief Operating Officer

Paul G. Driscoll                2006        $193,177        $ 40,000          $16,960           $ 4,427 (4)        $254,564
Vice President-Chief
Financial Officer

James A. Benkovic               2006        $193,177        $ 40,000          $13,162           $ 5,027 (4)        $251,366
Senior Vice President of
Global Sales

Larry H. Buchtmann              2006        $174,039        $  8,000                0           $ 6,143 (4)        $188,182
Vice President-
Operations and Technology

     (1) The bonus reported includes bonuses for the fiscal year reported paid both during and after the end of the fiscal year.

     (2) Represents the compensation costs of stock options for financial reporting purposes for the year under FAS 123 (R), rather than an amount paid to or realized by the named executive officer.

     (3) Consists of reimbursement of out of pocket healthcare expenses, payment of life insurance premiums and Company matching contribution to the Company's 401(K) Profit Sharing Plan.

     (4) Consists of reimbursement of payments of life insurance premiums and Company matching contributions to the Company's 401(K) Profit Sharing Plan.

                                      (17)

Grants of Plan Based Awards

The following table provides information concerning each option granted during the last fiscal year to each of the named executive officers and the grant date fair value of these awards.


---------------------- -------------- ----------------- ---------------------- ------------------------
                                          Number of
                                            Shares
                                          Underlying
                                           Options                                    Grant Date
                                         Granted (1)          Exercise or        Fair Value of Option
        Name             Grant Date           #             Base Price (2)            Awards (3)
---------------------- -------------- ----------------- ---------------------- ------------------------
Walter C. Johnsen          7/31/06          15,000         $15.15 per share            $79,200
---------------------- -------------- ----------------- ---------------------- ------------------------
Brian S. Olschan           7/31/06          15,000         $15.15 per share            $79,200
---------------------- -------------- ----------------- ---------------------- ------------------------
Paul G. Driscoll           7/31/06          10,000         $15.15 per share            $52,800
---------------------- -------------- ----------------- ---------------------- ------------------------
James A. Benkovic          7/31/06          10,000         $15.15 per share            $52,800
---------------------- -------------- ----------------- ---------------------- ------------------------

     (1) Each option vests in four equal annual installments commencing on the first anniversary of the date of grant and thereafter on the annual anniversary of the grant date.

     (2) The exercise price of each option is equal to 100 percent of fair market value on the date of grant. The fair market value was determined to be the closing price of the Common Stock on the trading day immediately preceding the grant date.

     (3) Represents the aggregate FAS 123(R) values of options granted during the year. The per-option FAS 123(R) grant date value was $5.28 for all options.

The Board also granted options for 41,000 shares in the aggregate to 15 other employees with staggered vesting dates through July 31, 2010.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2006 for the PEO, PFO and each NEO.

                                      (18)

-------------------- ------------------------------- ---------------------------------- ------------- ---------------
                          Number of Securities                                             Option
                         Underlying Unexercised       Number of Securities Underlying     Exercise        Option
                       Options at Fiscal Year End      Unexercised Options at Fiscal       Price        Expiration
Name                        (#) Exercisable             Year End (#) Unexercisable          ($)          Date (1)
-------------------- ------------------------------- ---------------------------------- ------------- ---------------
Walter C. Johnsen                10,000                                                   $  4.00         6/23/13
                                 10,000                           10,000                  $ 15.65         4/28/15
                                                                  15,000                  $ 15.15         7/31/16
-------------------- ------------------------------- ---------------------------------- ------------- ---------------
Brian S. Olschan                 10,000                                                   $  7.25         9/23/07
                                  7,500                                                   $  1.63         1/25/10
                                  5,000                                                   $  3.56        10/10/10
                                 20,000                                                   $  2.75         5/07/11
                                 20,000                                                   $  3.05        11/12/11
                                 15,000                                                   $  4.00         6/23/13
                                  7,500                            7,500                  $ 15.65         4/28/15
                                                                  15,000                  $ 15.15         7/31/16
-------------------- ------------------------------- ---------------------------------- ------------- ---------------
Paul G. Driscoll                 10,000                                                   $  3.55         3/19/11
                                  1,000                                                   $  3.05        11/12/11
                                 10,000                                                   $  3.75         9/23/12
                                  7,500                                                   $  4.00         6/23/13
                                  5,000                            5,000                  $ 15.65         4/28/15
                                                                  10,000                  $ 15.15         7/31/16
-------------------- ------------------------------- ---------------------------------- ------------- ---------------
James A. Benkovic                 5,000                                                   $  2.75         5/07/11
                                 10,000                                                   $  3.05        11/12/11
                                  5,000                                                   $  4.00         6/23/13
                                  3,500                            3,500                  $ 15.65         4/28/15
                                                                  10,000                  $ 15.15         7/31/16
-------------------- ------------------------------- ---------------------------------- ------------- ---------------
Larry H. Buchtmann                7,000                                                   $  5.00         3/17/08
                                 10,000                                                   $  2.13         1/26/09
                                  5,000                                                   $  2.13         6/22/09
                                  5,000                                                   $  1.63         1/25/10
                                  5,000                                                   $  2.38         4/24/10
                                  5,000                                                   $  3.56        10/10/10
                                  8,000                                                   $  2.75         5/07/11
                                 10,000                                                   $  3.05        11/12/11
-------------------- ------------------------------- ---------------------------------- ------------- ---------------

(1) Each option with an expiration date of 2015 or earlier vests in four equal parts commencing on the day after the date of grant and on each of the three anniversary dates of the date of grant. Options with an expiration date of 2016 vests as to one-fourth of the option grant beginning on the first anniversary of grant date. Each option grant has a ten year term.

Option Exercises

The following table provides information concerning each option exercised during the last fiscal year by each of the named executive officers.

                                      (19)

      -------------------------- ------------------ -----------------
                Name              Shares Acquired    Value Realized
                                  on Exercise (#)        ($)(1)
      -------------------------- ------------------ -----------------
      James A. Benkovic                12,000           $136,900
      -------------------------- ------------------ -----------------

(1) Values stated are based on the closing price per share of the Company's Common Stock on the American Stock Exchange on the exercise date.

     Pension Benefits

The following table provides information concerning the years of credited service of, present value of the accrued benefits for, and payments during the last fiscal year to the named executive officer under the Pension Plan.

------------------------- --------------- ---------------- ------------------------- -----------------
          Name               Plan Name    Number of Years       Present Value of         Payments
                                          Credited Service    Accumulated Benefit       During Last
                                                (#)                   ($)               Fiscal Year
------------------------- --------------- ---------------- ------------------------- -----------------
    James A. Benkovic         Pension            6                  $49,016                 $0
                               Plan
------------------------- --------------- ---------------- ------------------------- -----------------


The Company's Notes to Consolidated Financial Statements, Note 6, "Pension and Profit Sharing," discusses assumptions applied in quantifying the present value of the current accrued benefit.

United States employees hired prior to July 1, 1993 are covered by a funded, defined benefit plan ("Retirement Plan"). Under the Plan, the Company would pay an annual retirement income for the life of the eligible employee. Benefits under the Retirement Plan are based on years of service and the average compensation of the highest three consecutive years during the last ten (10) years of employment. The Company uses a December 31 measurement date for the Retirement Plan.

In December 1995, the Board of directors adopted a resolution to freeze the Retirement Plan resulting in no further benefit accruals after February 1, 1996. With the exception of James A. Benkovic, none of the Named Executive Officers is a participant of the Pension Plan. The annual life benefit at age sixty-five
(65) was $3,985 for James A. Benkovic.

                                      (20)

Change in Control Arrangements--Salary Continuation Plan
--------------------------------------------------------

The Company has a Salary Continuation Plan that covers officers of the Company at the level of Corporate Vice President or above, under the age of sixty-five
(65). The Plan is designed to retain key employees and provide for continuity of management in the event of an actual or threatened change in control of the Company. A covered officer would receive payment under the Plan if there is a disposition of the Company and, within one year (or if such employee is also a director, within two years) after such change in control, one of the following triggering events occurs:

     o    involuntary termination;
     o    a reduction in responsibility, status or compensation;
     o transfer to a location unreasonably distant from his or her current location; or
     o    voluntary resignation.

A disposition of the Company shall include (i) a sale of substantially all the assets of the Company or a successor or of a Division with more than 50% of the sales of the Company in the preceding full year of operations, such that shareholder approval is required and (ii) the acquisition by any such person or group of persons acting in concert, of legal or beneficial ownership of fifty percent (50%) or more of the voting stock of the Company, or its successor.

The compensation provided to a covered officer upon disposition of the Company would consist of the following:

     o monthly salary rate being paid at the date of the change in control multiplied by the number of months payable;
     o average monthly incentive bonus payments for the prior three taxable years multiplied by the number of months payable; and
     o medical, life and other insurance in effect at the date of disposition to continue into the future for the number of months compensation is payable.

Payment of the first two items would be in a lump sum, payable no later than thirty (30) days after the date on which the officer submits notice to the Board that the officer wishes to exercise his or her rights under the Plan.

A Director of the Company who is also an officer of the Company at the level of Executive Vice President or above would be entitled to the value of thirty-six
(36) months' compensation and benefits for thirty-six (36) months. Officers at the level of Senior Vice President and Vice President would be entitled to the value of twenty-four (24) months' compensation and benefits for twenty-four (24) months.

The Plan presently covers Walter C. Johnsen, Brian S. Olschan, James A. Benkovic, Larry H. Buchtmann and Paul G. Driscoll. Walter C. Johnsen and Brian
S. Olschan would be entitled to the value of thirty-six (36) months of compensation and benefits. James A. Benkovic, Larry H. Buchtmann and Paul G. Driscoll would be entitled to the value of twenty-four (24) months of compensation and benefits.

                                      (21)

The table below estimates amounts payable in connection with a triggering event as if the event occurred on December 31, 2006.

----------------- --------------- ------------------- -------------------- ------------------ --------------
                     Aggregate      Incentive Bonus     Continuation of        Accelerated        Total
                     Severance         Payments         Welfare Benefits    Vesting of Stock
                      Payment                                                    Options
----------------- --------------- ------------------- -------------------- ------------------ --------------
Walter C.           $1,200,000         $500,000             $72,567                 0           $1,772,567
Johnsen
----------------- --------------- ------------------- -------------------- ------------------ --------------
Brian S.            $1,035,000         $385,000             $52,427                 0           $1,472,427
Olschan
----------------- --------------- ------------------- -------------------- ------------------ --------------
Paul G.             $  400,000         $120,000             $25,374                 0           $  545,374
Driscoll
----------------- --------------- ------------------- -------------------- ------------------ --------------
James A.            $  400,000         $120,000             $13,734                 0           $  533,734
Benkovic
----------------- --------------- ------------------- -------------------- ------------------ --------------
Larry H.            $  355,000         $ 32,000             $35,765                 0           $  422,765
Buchtmann
----------------- --------------- ------------------- -------------------- ------------------ --------------

                                      (22)

Severance Pay Plan
------------------

     The Severance Pay Plan covers officers of the Company employed in the United States at the level of Corporate Vice President or above, under the age of sixty-five (65). The Plan is designed to enable the Company to attract and retain key employees. A covered officer would receive payments under the Plan if one of the following triggering events occurs:

     o    involuntary termination for any reason other than gross misconduct;
     o    death;
     o    reduction of responsibility, status or compensation reduced; or
     o transfer to a location unreasonably distant from his or her current location.

     This Plan would only apply if the Salary Continuation Plan would not apply. Payment under this Plan, except in the event of termination by death, would be equivalent to one month's salary multiplied by each year of service to the Company based upon the level of his or her compensation in effect immediately preceding such termination. The Plan sets out a minimum and maximum number of months' compensation payable to each such employee upon such severance. The Plan would also provide death benefits to covered officers' beneficiaries.

     A Director of the Company who is also an Officer of the Company at the level of Executive Vice President or above would be entitled to a minimum of nine (9) months' compensation and a maximum of thirty (30) months' compensation. In the event of such officer's death, his or her beneficiaries would be entitled to nine (9) months' compensation. Officers at the level of Senior Vice President or Vice President would be entitled to a minimum of six (6) months' compensation and a maximum of eighteen (18) months' compensation. In the event of such officer's death, his or her beneficiaries would be entitled to six (6) months' compensation. Payments would be made in a single lump sum.

     This Plan covers Walter C. Johnsen, Brian S. Olschan, James A. Benkovic, Larry H. Buchtmann and Paul G. Driscoll. Walter C. Johnsen and Brian S. Olschan would be entitled to a minimum of nine (9) months' compensation and a maximum of thirty (30) months' compensation. James A. Benkovic, Larry H. Buchtmann and Paul
G. Driscoll would be entitled to a minimum of six (6) months' compensation and a maximum of eighteen (18) months' compensation. In the event of termination by death, beneficiaries of Walter C. Johnsen and Brian S. Olschan would be entitled to a minimum of nine (9) months' compensation and beneficiaries of James A. Benkovic, Larry H. Buchtmann and Paul G. Driscoll would be entitled to a minimum of six (6) months' compensation.

                                      (23)

     The table below estimates amounts payable in connection with a triggering event as if the event occurred on December 31, 2006.

------------------- ------------------ ------------------ --------------------
                        Number of           Present              Total
                          Months'           Monthly          Cash Severance
                       Compensation       Compensation          Payment
------------------- ------------------ ------------------ --------------------
Walter C. Johnsen         11.1               $33,333            $369,444
------------------- ------------------ ------------------ --------------------
Brian S. Olschan          10.3               $28,750            $297,083
------------------- ------------------ ------------------ --------------------
Paul G. Driscoll           6.0               $16,667            $100,000
------------------- ------------------ ------------------ --------------------
James A. Benkovic         16.6               $16,667            $276,389
------------------- ------------------ ------------------ --------------------
Larry H. Buchtmann         8.8               $14,792            $130,660
------------------- ------------------ ------------------ --------------------


Director Compensation

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company's directors during the fiscal year ended December 31, 2006.

------------------------ ---------------------- ----------------- --------------
                          Fees Earned or Paid     Option Awards
         Name                 in Cash ($)             ($)(1)           Total
------------------------ ---------------------- ----------------- --------------
Rex L. Davidson                 $17,900              $ 3,933         $21,833
------------------------ ---------------------- ----------------- --------------
George R. Dunbar                $22,800              $11,800         $34,600
------------------------ ---------------------- ----------------- --------------
Richmond Y. Holden, Jr.         $25,000              $11,800         $36,800
------------------------ ---------------------- ----------------- --------------
Wayne R. Moore (2)              $ 5,700              $     0         $ 5,700
------------------------ ---------------------- ----------------- --------------
Susan M. Murphy                 $21,600              $11,800         $33,400
------------------------ ---------------------- ----------------- --------------
Gary D. Penisten                $28,000              $11,800         $39,800
------------------------ ---------------------- ----------------- --------------
Stephen Spinelli, Jr.           $17,900              $ 3,933         $21,833
------------------------ ---------------------- ----------------- --------------
Stevenson E. Ward III           $27,600              $11,800         $39,400
------------------------ ---------------------- ----------------- --------------

(1) Represents the compensation costs of stock options for financial reporting purposes for the year under FAS 123 (R), rather than an amount paid to or realized by the named executive officer.

                                      (24)

     The exercise price of each option is equal to 100 percent of fair market value on the date of grant. The fair market value was determined to be the closing price of the Common Stock on the trading day immediately preceding the grant date.

(2) Mr. Moore declined to stand for re-election to the Board in 2006. Accordingly, his term as a director expired on April 24, 2006.


The following table shows the aggregate number of option awards outstanding for each director as of December 31, 2006 as well as the grant date fair value of option grants made during 2006.

-------------------------------- ----------------------- ----------------------
                                                                Grant Date
                                    Aggregate Option      Fair Value of Option
                                  Awards Outstanding as           Awards
                Name              of December 31, 2006     made during 2006 (1)
-------------------------------- ----------------------- ----------------------
Rex L. Davidson                           5,000                  $23,600
-------------------------------- ----------------------- ----------------------
George R. Dunbar                         22,500                  $11,800
-------------------------------- ----------------------- ----------------------
Richmond Y. Holden, Jr.                  30,000                  $11,800
-------------------------------- ----------------------- ----------------------
Wayne R. Moore (2)                       25,000                  $     0
-------------------------------- ----------------------- ----------------------
Susan M. Murphy                          11,500                  $11,800
-------------------------------- ----------------------- ----------------------
Gary D. Penisten                         32,500                  $11,800
-------------------------------- ----------------------- ----------------------
Stephen Spinelli, Jr.                     5,000                  $23,600
-------------------------------- ----------------------- ----------------------
Stevenson E. Ward III                     5,000                  $11,800
-------------------------------- ----------------------- ----------------------

(1) Represents the aggregate FAS 123(R) values of options granted during the year. The per-option FAS 123(R) grant date value was $4.72 for all options.

(2) Mr. Moore declined to stand for re-election to the Board in 2006. Accordingly, his term as a director expired on April 24, 2006.



Report of the Audit Committee

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2006, with management and with representatives of Ernst & Young LLP, our independent auditors, including a discussion of the applicability and quality of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

                                      (25)

Management has the primary responsibility for the financial statements and our accounting, auditing and financial reporting processes. The Audit Committee is not providing any expert or special assurance as to our financial statements. Ernst & Young LLP is responsible for expressing an opinion on the conformity of our financial statements with generally accepted accounting principles in the United States. The Audit Committee is not providing any professional certification as to Ernst & Young's work product.

The Audit Committee has discussed with representatives of Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received and reviewed the written disclosures and letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed the independence of Ernst & Young with representatives of the firm.

The Audit Committee discussed with the Company's independent auditors the overall scope and plan for their respective audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based on the reviews and discussion referred to above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statement for the year ended December 31, 2006 be included in our Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

                                          Stevenson E. Ward, III, Chair
                                          Rex L. Davidson., Member
                                          Richmond Y. Holden, Jr., Member
                                          Stephen Spinelli Jr., Member


Transactions with Related Persons

There were no material transactions between the Company and any "related person". The term related person includes any executive officer of the Company, any director or nominee for election as director, any security holder holding more than 5% of the Common Stock of the Company or any immediate family member of any of the foregoing persons.

Policy
------

         The Board of Directors has determined that transactions involving the Company and related persons shall be reviewed and approved by the Audit Committee. The Charter of the Audit Committee requires that related person transactions must be reviewed and approved by the Audit Committee of the Board, which consists solely of independent directors. This requirement covers any such transaction and is not limited to transactions which meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

                                      (26)

         Procedures
         ----------

         Management or the affected director or executive officer will bring the transaction to the attention of the Audit Committee. The transaction must be approved in advance whenever practicable, and if not practicable, must be reviewed as promptly as practicable. Although the Audit Committee has not adopted formal procedures for the review and approval of transactions with related persons, the Audit Committee will approve the transaction only if it determines that it is in the best interests of the Company.

         The Audit Committee would periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company Common Stock (collectively referred to herein as "Reporting Persons"), to file with the SEC and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of copies of such forms received by the Company or written representations from Reporting Persons, the Company believes that, during the 2006 fiscal year, all Reporting Persons complied with all applicable filing requirements under Section 16(a).

Equity Compensation Plan Information

The following table sets forth the aggregate information of the company's equity compensation plans (the Non-Salaried Director Stock Option Plan and the Employee Stock Option Plan) in effect as of December 31, 2006.

------------------------ -------------------------- -------------------------- --------------------------
                                                                                  Number of securities
                                                                                  remaining available for
                            Number of securities                                 future issuance under
                              to be issued upon          Weighted-average      equity compensation plans,
                                 exercise of             exercise price of       (excluding securities
                            outstanding options,        outstanding options,          reflected in
                             warrants and rights        warrants and rights             column (a))
Plan Category                       (a)                         (b)                        (c)
------------------------ -------------------------- -------------------------- --------------------------
Equity compensation                543,950                     $8.27                     47,688
plans approved by
security holders
------------------------ -------------------------- -------------------------- --------------------------
Equity compensation
plans not approved by                -0-                        -0-                        -0-
security holders
------------------------ -------------------------- -------------------------- --------------------------
Total                              543,950                     $8.27                     47,688
------------------------ -------------------------- -------------------------- --------------------------

                                      (27)

No equity compensation plans have been adopted without security holder approval.


                                  PROPOSAL TWO:
          AMENDMENT TO THE 2005 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

On February 27, 2007, the Board of Directors, subject to approval of Shareholders, amended the 2005 Non-Salaried Director Stock Option Plan ("Plan") to increase the number of shares subject to options from 50,000 to 90,000. The following description of the Plan as amended is qualified in its entirety by reference to the text of the Plan and its prior amendments, copies of which have been filed with the SEC.

Purpose

The purpose of the Plan is to provide long-term incentive supplemental compensation for members of the Board of Directors of the Company who are not employees of the Company through the ownership of the Company's Common stock, thereby further aligning their interest with the interests of shareholders. Stock option plans for non-employee directors have served Acme United and its shareholders well by directly relating incentive compensation to the building of long term shareholder values.

Administration of the Plan

The plan is administered by the Compensation Committee of the Board of Directors composed of non-employee directors (the "Committee").

Shares of Stock Subject to the Plan

The aggregate number of shares that may be issued upon exercise of options granted during the term of the Plan is presently limited to 50,000 shares of the Common Stock of the Company (90,000 shares after approval of amendment). This limit may not be increased during the term of the Plan except by equitable adjustment following recapitalization, stock splits, stock dividends or any similar adjustment in the number of shares subject to outstanding options, and in the related option exercise price. If the shareholders approve this amendment, additional shares (which can be authorized but un-issued shares or treasury shares or a combination thereof) will be reserved for the award of options.

Eligibility

All Non-Salaried Directors of the Company are eligible to participate in the Plan.

                                      (28)

Duration of the Plan

No awards of stock options may be made under the Plan after May 31, 2015. Applicable provisions will continue in effect thereafter with respect to all unexercised options outstanding prior to that date.

Options

Under the terms of the Plan, each Non-Employee Director is annually granted an option to purchase 2,500 shares of Common Stock. Each newly appointed or elected Non-Employee Director receives an initial option to purchase 5,000 shares of common stock, and thereafter would annually, along with the other Non-Employee Directors, receive an option to purchase 2,500 shares of Common Stock. Under the Plan, the Board of Directors has the authority to increase or decrease the number of shares of Common Stock which are the subject of such annual or initial option grants.

The terms of the options shall, at the time of the grant, provide that the options will not be treated as incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986 (the "Code"), as amended.

The exercise price with respect to an option awarded under the Plan will be 100% of the fair market value of the Common Stock as of the date the option is granted. It will be paid for in full, in cash or in any other medium and manner satisfactory to the Company at the time the option is exercised. The optionee must satisfactorily provide for the payment of any taxes which the Company is obligated to collect or withhold before the Common Stock is transferred to the optionee.

Terms of Exercise of Options

Options granted on an annual basis to directors vest and are exercisable in full upon grant. Options which are granted to newly elected or appointed directors are exercisable in accordance with the following schedule:25% on the day after the date of the grant; 25% one day after first year anniversary of the date of grant; 25% one day after second year anniversary of date of grant; 25% one day after third year anniversary of date of grant.

Options may not be exercised until they vest (ranges from immediately to three years) and not after ten years from the date of the grant, except in the case of death or disability of the grantee, in which case the option may be exercised within 12 months of the death or disability. The Committee may make provision for exercises within the 10-year term of a grant. Recipients will have no rights as stockholders until the date of exercise in the case of an exercise involving receipt of stock. Options may not be transferred except upon the death of the grantee.

Amendment to the Plan

Without further approval of the shareholders, the Board may discontinue the Plan at any time and may amend it from time to time in such respect as the Board may deem advisable including the initial and annual numbers of options granted, unless shareholder or regulatory approval is required by law or regulation and subject to any conditions established by the terms of such amendment; provided, however, that the Plan may not be amended more than once every six (6) months other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder.

                                      (29)

Federal Income Tax Consequences

Granting of Options
-------------------
A recipient of options incurs no income tax liability as a result of having been granted those options or rights.

Exercise of Options
-------------------
The exercise by an individual of a stock option normally results in the immediate realization of ordinary income subject to self-employment tax by the individual in an amount equal to the excess of (i) the fair market value of the stock which is being purchased on the date of exercise over (ii) the price being paid for such stock.

Sale of the Stock
-----------------
Under current law an individual who sells stock which was acquired upon the exercise of options will receive long-term capital gains or loss treatment, if he or she has held such stock for longer than one year following the date of such exercise. The gain or loss from the sale will be equal to the difference between the price for which such stock was sold and the market value of the stock on the date of the exercise. If the individual has held the stock for one year or less the gain or loss will be treated as short-term capital gain or loss.

Plan Benefits

On February 27, 2007, the Board of Directors voted to issue stock options to Non-Salaried Board members in the amount of the regular annual grant as follows:

                                                          #Shares
             Name                                     Underlying Options
             ----                                    -------------------
             Rex L. Davidson                               2,500
             Richmond Y. Holden, Jr.                       2,500
             Susan H. Murphy                               2,500
             Gary D. Penisten                              2,500
             Stephen Spinelli, Jr.                         2,500
             Stevenson E. Ward III                         2,500

             Non-Executive Director
                    Group                                 15,000


Vote Required

The plan described requires the affirmative vote of a majority of the shares of Common Stock of the Company voting in person or by proxy on the amendment. If the amendment is not approved by shareholders, it will not become effective.

                                      (30)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AN AMENDMENT TO THE 2005 NON-SALARIED DIRECTOR STOCK OPTION PLAN.



                                 PROPOSAL THREE:
                    AMENDMENT TO EMPLOYEES' STOCK OPTION PLAN

On February 27, 2007, the Board of Directors, subject to approval of the Shareholders, amended the Employee Stock Option Plan effective February 26, 2002 (the "Plan") to increase the number of shares subject to options from 300,000 to 460,000. The Company proposes that the number of shares of Common Stock reserved for issuance under the Plan be so increased in order to enable the Company to continue to attract and retain highly qualified personnel. The following description of the Plan as amended is qualified in its entirety by reference to the text of the Plan and its prior amendments, copies of which have been filed with the SEC.

Purpose

The purpose of the Plan is to advance the interests of the Company and its shareholders by strengthening the ability of the Company to attract, retain and reward highly qualified key employees, to motivate key employees to achieve business objectives established to promote the long-term growth, profitability and success of the Company, and to encourage ownership of the Common Stock of the Company by participating key employees.

Administration of the Plan

The Plan is administered by the Board of Directors of the Company. In administering the Plan, the Board acts upon recommendations of the Compensation Committee, which consists of members of the Board who are not employees of the Company. Subject to the provisions of the Plan, the Board determines the employees who will receive options under the Plan, the number of shares subject to each option and the terms of those options, and interprets the Plan and makes such rules of procedure as the Board may deem proper.

Shares of Stock Subject to the Plan

The Plan presently permits the granting of 300,000 shares of Common Stock (460,000 shares after approval of amendment).

Eligibility

Based on current staffing, under the Plan, approximately 25 to 30 key employees of the Company (including directors and officers who are employees) may be granted options to purchase shares of Common Stock.

                                      (31)

Options

Options granted under the Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. The exercise price with respect to an option awarded under the plan will be one hundred percent (100%) of the fair market value of the Common Stock on the date that the option is granted provided, however, that the price shall not be less than the par value of the Common Stock which is subject to the option. If incentive stock options are granted to an employee owning Common Stock having more than 10% of the voting power of the Company, the exercise price must be at least one hundred ten percent (110%) instead of one hundred percent (100%) of the fair market value of the Common Stock on the date that the option is granted, and the option by its terms may not be exercisable after the expiration of five (5) years from the date of grant. No option may be granted under the Plan after the tenth anniversary of the adoption of the Plan. The Company may grant both incentive stock options
(ISOs) and non-qualified stock options. However, commencing in July 2006, the Company has granted only non-qualified stock options to its employees.

Terms of Exercise of Options

Upon the granting of any option, the optionee must enter into a written agreement with the Company setting forth the terms upon which the option may be exercised. Such an agreement sets forth the length of the term of the option and the timing of its and may provide arrangements for income and employment tax withholding. Under terms of the Plan, options are exercisable in accordance with the following schedule: 25% one day after first year anniversary of the date of grant; 25% one day after second year anniversary of date of grant; 25% one day after third year anniversary of date of grant; 25% one day after fourth year anniversary of date of grant. In no event shall the length of an option extend beyond ten years from the date of its grant. An optionee may exercise an option by delivering payment to the Company in cash.

Under the Plan, if the employment of any person to whom an option has been granted is terminated for any reason other than the death, disability or retirement of the optionee, the optionee may exercise within thirty (30) days of such termination such options as the optionee could have exercised if his or her employment had continued for such 30 day period, subject to the ten year limitation. If the termination is by reason of retirement, the optionee may exercise the option, in whole or in part, at any time within one year following such termination of employment, subject to the ten year limitation, but if the option is exercised later than three (3) months from the date of retirement the option shall not constitute an Incentive Stock Option. If the optionee dies while employed by the Company or its subsidiaries, or during a period after termination of employment in which the optionee could exercise an option, the optionee's beneficiary may exercise the option within one year of the date of the optionee's death but in no event may the option be exercised later than the date on which the option would have expired if the optionee had lived. If the termination is by reason of disability, the optionee may exercise the option, in whole or in part, at any time within one year following such termination of employment or within such other period, not exceeding three years after the date of disability, as is set forth in the option agreement with respect to such options, provided, however, that if the option is exercised later than one year after the date of disability, it shall not constitute an Incentive Stock Option, and in no event may the option be exercised after ten years from grant.

                                      (32)

In addition, if an optionee ceases to be employed by the Company and becomes, or continues to be, a member of the Board of Directors prior to the time the optionee's option(s) would have otherwise expired, the optionee's option(s) shall continue to vest in accordance with the terms of the Plan and shall continue to be exercisable for the remainder of the term of the option(s). Any option which is not exercised by the optionee within the three month period immediately following the optionee's termination of employment, or, in the case of termination of employment on account of disability, within one year after the date of disability, shall cease to be an Incentive Stock Option. If an optionee described in the preceding two sentences ceases to be a member of the Board of Directors for any reason, the optionee's option(s) shall terminate in accordance with the provisions of Section 2.4(a) of the Acme United Corporation Non-Salaried Director Stock Option Plan, which section (i) cancels any unvested options at that time; (ii) permits a twelve-month period for exercise of vested options in the event of termination due to death or disability; and (iii) permits a thirty-day period for exercise of vested options in the event of termination due to any other reason, except that the Board may in its discretion extend the period of exercise.

Notwithstanding the above, no option may be exercised after the expiration date specified in the option agreement.

Amendment to the Plan

The Plan may be terminated, suspended, or modified at any time by the Board of Directors, but no amendment increasing the maximum number of shares for which options may be granted (except to reflect a stock split, stock dividend or other distribution), reducing the option price of outstanding options, extending the period during which options may be granted, otherwise materially increasing the benefits accruing to optionees or changing the class of persons eligible to be optionees shall be made without first obtaining approval of the shareholders of the Company. No termination, suspension or modification of the Plan shall adversely affect any right previously acquired by the optionee or other beneficiary under the Plan.

Options granted under the Plan may not be transferred other than by will or by the laws of descent and distribution and, during the optionee's lifetime may be exercised only by the optionee.

All of the Options previously issued under the prior plan remain unchanged and outstanding.

Federal Income Tax Consequences

Granting of Non-Qualified Stock Options
---------------------------------------
With respect to the tax effects of non-qualified stock options, since the options granted under the Plan do not have a "readily ascertainable fair market value" within the meaning of the Federal income tax laws, an optionee of an option will realize no taxable income at the time the option is granted.

Exercise of Non-Qualified Stock Options
---------------------------------------
When a non-qualified stock option is exercised, the optionee will generally be deemed to have received compensation, taxable at ordinary income tax rates, in an amount equal to the excess of the fair market value of the shares of Common Stock of the Company on the date of exercise of the option over the option price. The Company will withhold income and employment taxes in connection with the optionee's recognition of ordinary income as a result of the exercise by an employee/optionee of a non-qualified stock option, and arrangements must be made with the Company for the source of such withholding. The Company generally can claim a deduction in the fiscal year of the Company which includes the last day of the taxable year of the optionee which includes the exercise date or the date on which the optionee recognizes income. The amount of such deduction will be equal to the ordinary income recognized by the optionee.

                                      (33)

Granting of Incentive Stock Options and Exercise of Incentive Stock Options
---------------------------------------------------------------------------
With respect to the tax effects of Incentive Stock Options, the optionee does not recognize any regular taxable income when the option is granted or exercised; however, the excess of the fair market value of the stock on the date of exercise over the exercise price must be included in the optionee's alternative minimum taxable income. Depending on the optionee's other income and deductions, all or a portion or this excess could be subject to alternative minimum tax of as much as twenty-eight percent (28%).

Sale of the Stock
-----------------
When stock acquired through the exercise of a non-qualified stock option is sold, the difference between the optionee's basis in the shares and the sale price will be taxable to the optionee as a capital gain (or loss).

If no disposition of shares issued to an optionee pursuant to the exercise of an Incentive Stock Option is made by the optionee within two years after the date the option was granted or within one year after the shares were transferred to the optionee, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction will be allowed to the Company for Federal income tax purposes. The tax basis of the stock for alternative minimum tax purposes shall be the fair market value of the stock on its date of exercise, and the optionee may be entitled to a credit if its alternative minimum tax is less than its regular tax in the year of sale.

If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of the two year and one year holding periods described above (a "Disqualifying Disposition") generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon the sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company. A Disqualifying Disposition in the same year as exercise will eliminate the alternative minimum tax adjustment associated with the exercise of the Incentive Stock Option.

Plan Benefits

The benefits or amounts that will be received by or allocated to any participants are not now determinable.

                                      (34)

Vote Required

The approval of the amendment to the Employee Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock of the Company voting in person or by proxy on the amendment. If the amendment is not approved by shareholders, it will not become effective.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK OPTION PLAN.



                              SELECTION OF AUDITORS

Audit Committee Pre-Approval of Independent Auditor Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted policies and procedures for the pre-approval of services provided by the independent auditors. The policies and procedures provide that management and the independent auditors jointly submit to the Audit Committee a schedule of audit and non-audit services for approval as part of the annual plan for each year. In addition, the policies and procedures provide that the Audit Committee may also pre-approve particular services not in the annual plan on a case-by-case basis. For each proposed service, management must provide a detailed description of the service and the projected fees and costs (or a range of such fees and costs) for the service.

Fees to Auditors

Set forth below is a description of the fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements and review of our interim financial statements for 2005 and 2006, and fees for other services rendered by Ernst & Young LLP for 2005 and 2006.

Fee Category                       Fiscal 2006 Fees         Fiscal 2005 Fees
------------                  ----------------------   ----------------------
Audit Fees                                 $220,000                 $198,000

Audit Related Fees                         $ 21,000                 $ 31,000

Tax Fees                                   $ 58,000                 $ 28,000
                              ----------------------   ----------------------
Total Fees                                 $299,000                 $257,000
                              ======================   ======================

Audit Related Fees. These fees were for assistance related to financial reporting pronouncements and internal control reporting that will be required in 2007 and later.

Tax Fees.  Tax services included tax compliance, tax advice, and tax planning.

The Audit Committee has determined that the provision of non-audit services described above is compatible with maintaining Ernst & Young's independence.

                                      (35)

Appointment of Auditors

The Company's Audit Committee has not yet appointed an independent auditor to audit the financial statements of the Company for the fiscal year ending December 31, 2007 because the Audit Committee is currently reviewing proposed fees for audit and related work. The Audit Committee is not aware of any disagreements between management and the Company's current auditors regarding accounting principles and their application or otherwise.

Representatives of Ernst & Young LLP are expected to be present at the 2007 Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The Company knows of no direct or material indirect financial interest in the Company or of any connection with the Company by this accounting firm except the professional relationship between auditor and client.

                                      (36)

SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

If you intend to present a proposal at our 2008 Annual Meeting, you must submit it to us by no later than November 28, 2007, to receive consideration for inclusion in our 2008 proxy materials. If you intend to present a proposal at our 2008 Annual Meeting that is not to be included in our 2008 proxy materials, you should send the proposal to us in writing by February 9, 2008. Any such proposal should be sent to the Corporate Secretary of the Company at 60 Round Hill Road, Fairfield, Connecticut, 06824.


                                 OTHER BUSINESS

Management does not know of any matters to be presented, other than those described herein, at the Annual Meeting. If any other business should come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.





By Order of the Board of Directors
Paul G. Driscoll, Vice President and
Chief Financial Officer, Secretary
and Treasurer
Acme United Corporation
60 Round Hill Road
Fairfield, Connecticut 06824
March 27, 2007

                                      (37)

                                      PROXY

                             ACME UNITED CORPORATION

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ACME
      UNITED CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                ON APRIL 23, 2007

         The undersigned hereby appoints Walter C. Johnsen and Susan H. Murphy, and each of them, with full powers of substitution, to act as attorneys and proxies of the undersigned, to vote all shares of the Common Stock of ACME UNITED CORPORATION, held of record by the undersigned on March 6, 2007 at the Annual Meeting of Shareholders, to be held at the American Stock Exchange at 86 Trinity Place, New York, New York on Monday, April 23, 2007, at 11:00 a.m. and at any adjournment(s) or postponement(s) thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them hereby is, instructed to vote or act as follows on the reverse side hereof on the proposals set forth in said Proxy Statement. In their discretion, the proxies are authorized to vote upon such other matters, if any, as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the Company's Notice of Annual Meeting of Shareholders, a Proxy Statement dated March 27, 2007 and the 2006 Annual Report to Stockholders.


  SEE REVERSE      CONTINUED AND TO BE COMPLETED, SIGNED AND      SEE REVERSE
     SIDE                   DATED ON REVERSE SIDE                    SIDE
--------------------------------------------------------------------------------

 [X]  PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE

THIS PROXY WHEN EXECUTED WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, i.e., FOR THE ELECTION OF ALL EIGHT NOMINEES LISTED BELOW, AND FOR PROPOSALS 2 AND 3.

1.   Election of Directors
          Nominees:
                           Walter C. Johnsen            Susan H. Murphy
                           Gary D. Penisten             Rex L. Davidson
                           Richmond Y. Holden, Jr.      Stephen Spinelli, Jr.
                           Brian S. Olschan
                           Stevenson E. Ward III

          [  ] FOR all nominees listed above (except as stricken out above).
               (To withhold authority to vote for any specific nominee(s), check the foregoing box and strike out or line through such nominee's name on the list above.)

          [  ] WITHHELD for all nominees listed above

2.   Approval of the Amendment of the 2005       FOR      AGAINST       ABSTAIN
     Non-Salaried Director Stock Option Plan     [ ]        [ ]           [ ]

3.   Approval of the Amendment to the Employee   FOR      AGAINST       ABSTAIN
     Stock Option Plan                           [ ]        [ ]           [ ]


MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW                               [ ]


Please sign exactly as your name appears above. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title.

Signature:                                       Date:
          --------------------------------------      --------------------------

Signature:                                       Date:
          --------------------------------------      --------------------------

    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                            POSTAGE-PREPAID ENVELOPE



    Detach above card, sign, date and mail in postage paid envelope provided.
                             ACME UNITED CORPORATION
                               60 Round Hill Road
                          Fairfield, Connecticut 06824


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   | When signing as an attorney, executor, administrator, trustee or      |
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   | each holder should sign.                                              |
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